EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Security Capital Corporation:

     We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 2-91703 (which is also Post-Effective Amendment No. 3 to Registration Statement No. 2-82443) of Security Capital Corporation on Form S-8 of our report dated March 12, 1999 appearing in the Annual Report on Form 10-K of Security Capital Corporation for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

Houston, Texas
March 24, 1999